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                                      EXHIBIT 1

                                JOINT FILING AGREEMENT

     The undersigned, FAMCO II Limited Liability Company and Family Financial Strategies, Inc., hereby agree that this Schedule 13D relating to securities of Medical Graphics Corporation shall be filed on behalf of each of them.


October 12, 1998                   FAMCO II LIMITED LIABILITY COMPANY
                                   By Its Manager
                                   Family Financial Strategies, Inc.


                                   By:   /s/ Greg Nelson
                                        ----------------------------------------
                                      Its: Secretary and Treasurer



                              FAMILY FINANCIAL STRATEGIES, INC.



                                   By:   /s/ Greg Nelson
                                        ----------------------------------------
                                      Its: Secretary and Treasurer